UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 17, 2017

TEL OFFSHORE TRUST

(Exact name of registrant as specified in its charter)

Texas	000-6910	76-6004064
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

The Bank of New York Mellon Trust Company, N.A., Trustee
Global Corporate Trust
919 Congress Avenue
Austin, Texas	78701
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:   (512) 236-6599

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                   Entry into a Material Definitive Agreement.

The information contained in Item 8.01 regarding the Settlement Agreement (as therein defined) is hereby incorporated by referenced in this Item 1.01, as applicable.

Item 5.02                                           Departure of Directors or Principal Officers; Election of Directors.

In connection with the Settlement Agreement, Gary C. Evans, Jeffrey S. Swanson and Thomas H. Owen, Jr. have all submitted their resignations, as individual trustees of the TEL Offshore Trust (the “Trust”), by letter of January 17, 2017. Pursuant to Section 8.02 of the TEL Offshore Trust Agreement (the “Trust Agreement”), the resignations will be effective 120 days after written notice of the resignations is given to the unitholders. Pursuant to Section 8.03 of the Trust Agreement, with the consent of The Bank of New York Mellon Trust Company, N.A., as corporate trustee (the “Corporate Trustee”), the Individual Trustees may resign and elect not to appoint successor individual trustees.  The Corporate Trustee has given such consent and therefore, upon the effective date of the resignations, the Corporate Trustee will be the sole trustee under the Trust Agreement.

Item 8.01                   Other Events.

As previously disclosed, on July 10, 2014, the trustees (the “Trustees”) of the Trust filed a Petition for Modification and Termination of the Trust with the Probate Court of Travis County, Texas (the “Court”).

The probate proceeding (the “Probate Proceeding”) was set for trial on January 15, 2016. Prior to trial, the attorney ad litem appointed by the Court (“Ad Litem”) filed a Motion to Sever asking the Court to sever all matters related to the requested modification of the Trust and the sale of Trust assets into a separate cause to proceed to trial. The Ad Litem also filed a Motion for Continuance requesting that the Court continue the trial of all remaining matters, including the Ad Litem’s request for an accounting and the issues concerning the termination of the Trust, to a later date (the “Remaining Matters”). Prior to calling the case to trial, the Court granted the Ad Litem’s Motion to Sever and Motion for Continuance, severed the matters related to the modification of the Trust and the sale of Trust assets (“Severed Proceeding”), and continued the Remaining Matters to a later date. The Severed Proceeding has been assigned Cause No. C 1 PB 16 000096 and is styled In re: TEL Offshore Trust.

The Severed Proceeding proceeded to trial before the Court on January 15, 2016. At trial, the Court entered a final judgment (the “Original Final Judgment”) granting the Trustees’ request that the Trust Agreement be modified to permit the Trustees to direct the Partnership to sell the remaining overriding royalty interest held by the Partnership as soon as reasonably possible, notwithstanding any requirements of the Trust Agreement to the contrary. As previously disclosed, on June 24, 2016 the TEL Offshore Trust Partnership (the “Partnership”) completed the sale of the Partnership’s remaining overriding royalty interest pursuant to the Original Final Judgment.

On August 17, 2016, the Ad Litem filed a Second Amended Answer and First Amended Counterclaim seeking an accounting and asserting, among other causes of action, that the Trustees have breached their fiduciary duties to the beneficiaries of the Trust.

The Remaining Matters were originally set for trial on November 7, 2016. As previously disclosed, the Trustees filed a motion for continuance of the Remaining Matters and a hearing for such continuance occurred on September 14, 2016. At the hearing, the Court granted the Trustees’ motion for continuance of the Remaining Matters and scheduled the trial for June 12, 2017.

On October 3, 2016, the trial judge realigned the parties, such that the Ad Litem is now the plaintiff and the Trustees are the defendants. The Ad Litem then filed an Original Petition as Realigned Plaintiff (“Petition”) on October 10, 2016, and a First Amended Petition as Realigned Plaintiff (“Amended Petition”) on October 28, 2016, which continued to assert claims for breach of fiduciary duties and other claims against the Trustees on behalf of the beneficiaries. Another unitholder named RNR Production Land and Cattle Co., Inc. (“RNR”) also filed its own Petition on October 28, 2016, which asserted similar claims against the Trustees as the Ad Litem had asserted. Two other unitholders, Albert and Joyce Speisman (“Speismans”) also filed a counterclaim on November 15, 2016, adopting the claims of the Ad Litem’s Petition. (The Ad Litem, RNR and Speismans are collectively referred to as the “Plaintiffs”).

On December 13, 2016, all parties in the Remaining Matters attended a mediation. As a result of the mediation, and without admitting any liability or wrongdoing, the individual trustees, Gary C. Evans, Jeffrey S. Swanson, and Thomas H. Owen, Jr., and former trustee Daniel O. Conwill IV (collectively, “Individual Trustees”) have agreed to a settlement of all claims asserted against the Individual Trustees in the Remaining Matters (the “Settled Claims”) pursuant to a Settlement Agreement (the “Settlement Agreement”) that was signed effective January 17, 2017, among the Individual Trustees, the Ad Litem, RNR, and the Speismans. The Bank of New York Mellon Trust Company, N.A., as Corporate Trustee, is not a party to the Settlement Agreement, and will remain as a party in the litigation of the Remaining Matters. The Settlement Agreement is conditioned upon Court approval. A hearing has been set for 9:00 a.m. on January 20, 2017 before the Court to consider all pending motions for Court approval of the Settlement Agreement, the entry of a proposed final judgment dismissing with prejudice all claims against the Individual Trustees as discussed more fully below (the “Proposed Final Judgment”), and other related matters.

The Settlement Agreement entered into by the Individual Trustees requires a payment on behalf of the Individual Trustees of $2 million, which will be funded by an existing director and officer insurance policy, into a Special Fund to be administered by a person or entity appointed by the Court as administrator (“Administrator”). The decision was made by the Individual Trustees and the existing director and officer insurance carrier to pay these proceeds rather than to incur further litigation expenses defending a costly, time-consuming and likely protracted litigation proceeding. The Special Fund will be used as the Court orders and approves, including the payment of the Plaintiffs’ attorneys’ fees and expenses, the fees and expenses of the Administrator, and the remainder, if any, distributed to unitholders and/or former unitholders of the Trust according to a procedure to be determined by the Court.  If the Settlement Agreement is approved by the Court and the Proposed Final Judgment is entered, all claims of the Plaintiffs against the Individual Trustees relating in any way to the Trust, and all claims of any type that were brought or could have been brought by any current or former unitholders of the Trust against the Individual Trustees relating in any way to the Trust, will be released and will be dismissed with prejudice, meaning that all current and former unitholders of the Trust will be prohibited from bringing claims against the Individual Trustees over any matters (known or unknown) relating in any way to the Trust.  At the January 20, 2017 hearing, Plaintiffs and the Individual Defendants will request that the Proposed Final Judgment be severed from the Remaining Matters against the Corporate Trustee.  Anyone who wishes to contest approval of the Settlement Agreement and entry of the Proposed Final Judgment may appear at the January 20, 2017 hearing.  The full terms of the Settlement Agreement, Proposed Final Judgment and related motions for Court approval of the settlement, the proposed Final Judgment as to the Individual Trustees, and the motions to sever are on file with the Probate Court No. 1 of Travis County, Texas, and may also be accessed at a website containing all filed pleadings at www.andrewskurth.com/teloffshoretrust.

On December 30, 2016, the Court entered an order (the “Order”) that the Corporate Trustee had breached its fiduciary duties by paying itself compensation in violation of the Trust Agreement. The Court further found that the breach was intentional and a clear and serious breach.  The Corporate Trustee believes that such ruling is legally improper, and plans to challenge and/or appeal such ruling at the appropriate time.  It is expected that a determination of a remedy, if any, will be determined in connection with the outcome of the Remaining Matters. There can be no assurances (i) as to the outcome of the Remaining Matters, or (ii) as to the timing for the completion of the Remaining Matters.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TEL Offshore Trust

	By:	The Bank of New York Mellon Trust Company, N.A.,
as Trustee

Date: January 17, 2017	By:	/s/ Michael J. Ulrich
	Name:	Michael J. Ulrich
	Title:	Vice President and Trust Officer